United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: August 20, 2026

(Date of Earliest Event Reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11995 El Camino Real, San Diego, California 92130
(Address of principal executive offices)

(858) 284-5000
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	O	New York Stock Exchange
1.125% Notes due 2027	O27A	New York Stock Exchange
1.875% Notes due 2027	O27B	New York Stock Exchange
5.000% Notes due 2029	O29B	New York Stock Exchange
1.625% Notes due 2030	O30	New York Stock Exchange
4.875% Notes due 2030	O30B	New York Stock Exchange
5.750% Notes due 2031	O31A	New York Stock Exchange
3.375% Notes due 2031	O31B	New York Stock Exchange
3.625% Notes due 2032	O32A	New York Stock Exchange
1.750% Notes due 2033	O33A	New York Stock Exchange
5.125% Notes due 2034	O34	New York Stock Exchange
3.875% Notes due 2035	O35B	New York Stock Exchange
6.000% Notes due 2039	O39	New York Stock Exchange
5.250% Notes due 2041	O41	New York Stock Exchange
2.500% Notes due 2042	O42	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On August 20, 2026, Realty Income Corporation (the “Company”) entered into (i) that certain Second Amendment to Amended and Restated Term Loan Agreement (the “Wells Fargo Term Loan Agreement Amendment”) which amends its Amended and Restated Term Loan Agreement, dated as of January 22, 2024, among the Company, as Borrower, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties named therein (as amended, the “Wells Fargo Term Loan Agreement”), which provides for a $500 million term loan due August 20, 2027, and (ii) that certain First Amendment to Amended and Restated Term Loan Agreement (the “TD Term Loan Agreement Amendment” and, together with the Wells Fargo Term Loan Agreement Amendment, the “Term Loan Agreement Amendments”) which amends its Amended and Restated Term Loan Agreement, dated as of November 18, 2025, governing the multi-currency term loans which allow us to incur up to an aggregate of $1.35 billion in total borrowings and mature in January 18, 2028, among the Company, as Borrower, the lenders party thereto, Toronto Dominion (Texas) LLC, as Administrative Agent, and the other parties named therein (as amended, the “TD Term Loan Agreement” and, together with Wells Fargo Term Loan Agreement, the “Term Loan Agreements”).

The Term Loan Agreement Amendments conform certain terms of the respective Term Loan Agreements to the terms of our recently closed Fifth Amended and Restated Credit Agreement, dated as of July 10, 2026, among the Company, as Borrower, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties named therein.

The foregoing descriptions of each of the Wells Fargo Term Loan Agreement Amendment and the TD Term Loan Agreement Amendment and the Term Loan Agreements are qualified in their entirety by reference to the full and complete terms of each of the Term Loan Agreement Amendments (including the conformed copy of each Term Loan Agreement, as amended, attached thereto), which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Wells Fargo Term Loan Agreement Amendment.

10.2*	TD Term Loan Agreement Amendment.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted annexes and schedules upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2026	REALTY INCOME CORPORATION

	By:	/s/ Bianca Martinez
Bianca Martinez
Senior Vice President, Associate General Counsel and Assistant Secretary